UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CORNELL COMPANIES, INC.
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Cornell Companies, Inc.

FREQUENTLY ASKED QUESTIONS

ABOUT THE MERGER

The following list of frequently asked questions is being provided to give employees of Cornell Companies, Inc. summary information about the merger of Cornell and The GEO Group, Inc.

GEO / CORNELL MERGER

FREQUENTLY ASKED QUESTIONS

Who is GEO?

The Geo Group (www.thegeogroupinc.com), headquartered in Boca Raton, Florida, is a world leader in the delivery of correctional, detention, and residential treatment services.  GEO’s worldwide operations include the management and/or ownership of 62 correctional and residential treatment facilities with a total design capacity of approximately 60,000 beds, including projects under development.

Why is Cornell merging with GEO?

Both organizations believe the merger will create a stronger company that will allow us to meet customer demand, create economies of scale and enhance stockholder value.

Will there be any changes to leadership and management?

When the transaction closes, George Zoley will lead the combined company.  We anticipate several members of Cornell leadership will leave the company at the completion of the merger.  At the facility and program level, we would expect few changes to occur.

Will there be any immediate changes to our operations?  How does this affect our daily activities, as well as our 2010 goals?

What is important is that we continue to focus on our day-to-day activities, providing the highest quality of service.  We do not expect any material changes to operations or reporting structures prior to the completion of the transaction.

How will this impact our customers?

Our commitment to providing our customers with the level of excellence they have grown to expect remains unchanged.  If you have questions or concerns regarding your customers, please contact your division’s Senior Vice President.

Are we allowed to talk to GEO management or employees?

Until the transaction closes, Cornell and GEO will continue to operate as separate entities and will continue to compete in all areas where we currently compete.  You should not contact GEO personnel regarding the merger unless authorized by Ben Erwin, Cornell’s Integration Team Coordinator.  Any conversations about employment matters with GEO management will be arranged through Cornell Human Resources until the transaction closes.

What happens next in the transaction?

We expect to complete the process in the third quarter of 2010, based on the timing of regulatory approval.  The process is not dissimilar from that of buying a house — once you agree on the price, it takes time to get the paperwork, approvals and mortgage.  In the meantime, we continue with business as usual, working toward achieving the goals we have set for ourselves and for the company. We will make every effort to keep you informed about developments and progress throughout the process.

Last time there was a proposed transaction (with a private equity firm in 2006), the stockholders rejected the deal and we remained an independent company.  Could this happen again with this proposed transaction?

The transaction must be approved by the stockholders of both Cornell and GEO and there are no guarantees of approval.  Until the transaction is complete, Cornell and GEO will continue to operate and compete as separate entities.  If the transaction is not consummated, Cornell will remain an independent company.

Will any Cornell facilities be closed as a result of the transaction?

There are no plans to close any of our facilities as a result of the transaction.

What will happen to the Houston Service Center (HSC)?

The combined company’s corporate headquarters will be at GEO’s headquarters in Boca Raton, Florida.  We anticipate that, after the transaction is complete, most support functions at HSC will transition to their headquarters over time, but no final decisions can be made until the integration teams have completed due diligence regarding systems and operations.

Will I receive service credit for my time worked with Cornell?

Subject to applicable laws, GEO will grant credit for past service with Cornell when determining seniority as well as eligibility and vesting for the employee benefit plans offered by GEO in which Cornell employees would be eligible to participate.  This would include paid time off policies.

Will my benefits change?

Until the transaction is complete, it is anticipated that there will be no changes to any of our health and welfare plans.  This includes medical, dental and vision insurance, life insurance, business travel accidental death and dismemberment, disability plans, flexible spending accounts, 401(k) retirement & profit sharing plan and the employee stock purchase plan.  Once the transaction is complete, GEO will determine the exact benefit plan options that will be available for eligible employees and you will be informed of any changes to your existing benefits well in advance.  GEO currently offers a comprehensive benefits package to their employees.

What happens if I own Cornell stock?

Stockholders of Cornell will have the option to elect to receive either (a) 1.3 shares of GEO common stock for each share of Cornell common stock, or (b) an amount of cash consideration equal to the greater of (i)

the fair market value of one share of GEO stock plus $6.00, or (ii) the fair market value of 1.3 shares of GEO common stock, subject to certain limitations. Stockholders will be notified during the transaction on how to exchange their shares.

What happens if I participate in the 2010 Employee Stock Purchase Plan (ESPP)?

The 2010 ESPP will continue up to the merger date (date not known at this time).  While the exact process has yet to be finalized, this year’s participants will receive either shares of Cornell or GEO (at the equivalent of 1.3 times the number of Cornell shares purchased under the plan).  As we move forward with the merger process, we will provide participants with more information.

For the 2009 ESPP, the shares have been distributed and may be sold any time after July 1, 2010, subject to applicable laws.  Stockholders will be notified during the transaction on how to exchange their shares.

What about my 401(k) plan, specifically the CRN unitized stock fund?

The CRN unitized stock fund within the 401(k) plan will remain an investment option until the consummation of the merger.  As soon as practicable following the merger consummation, we will notify participants of the changes to the CRN unitized stock fund.

What about my Flexible Spending Account(s)?

You will continue with your Flexible Spending Account deductions and usage as you normally would.  Any change to this will be announced if such change occurs.

HSC SPECIFIC

Will layoffs occur?

As Cornell and GEO will continue to operate as separate companies, no layoffs are expected to occur until after the transaction is complete.  After the transaction closes, GEO will decide which functions are duplicative and where functions will be located.  At this time we cannot determine which functions and positions will be impacted, but we do anticipate some level of layoffs at HSC following the consummation of the merger.

ABRAXAS SPECIFIC

GEO does not have a juvenile business.  Will they shut us down or sell us off?

GEO believes that Abraxas fits nicely within their GEO Care behavioral healthcare business unit and will remain as a functioning standalone entity under the GEO Care umbrella, which will allow both entities to share resources and improve on services and processes.

ACB SPECIFIC

GEO does not appear to have a commitment to the community corrections business.  Will they sell us off or shut us down?

Actually, GEO has operated community corrections programs for many years.  Their current intention is to put GEO’s community corrections programs into our ACB business and have it report into the GEO Care behavioral healthcare business unit.  GEO knows ACB is a strong contributor to the value of Cornell and they have indicated a strong interest in building their presence in this segment.

ADULT SECURE SPECIFIC

Will GEO replace our wardens with their people?

GEO’s US corrections senior operating staff are familiar with the high quality facility leadership at Cornell and hold them in high regard.  We believe the combined company will provide additional opportunities to these leaders and future leaders from both companies.

Questions

We will make every effort to keep you informed throughout the process. If you have additional questions, you should direct them to your supervisor and we will do our best to reply as quickly as possible.

Important Additional Information About the Transaction

This list of frequently asked questions may be deemed to be solicitation material in respect of the proposed merger of GEO and Cornell. The proposed transaction will be submitted to the respective stockholders of GEO and Cornell for their consideration. In connection with the proposed transaction, GEO will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of GEO and Cornell and that will also constitute a prospectus of GEO. Stockholders of the companies are urged to read the Joint Proxy Statement/Prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company at the SEC’s Internet site (http://www.sec.gov). Copies of the Joint Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Joint Proxy Statement/Prospectus can be obtained, free of charge, by directing a request to Pablo E. Paez, Director, Corporate Relations, (561) 999-7306, One Park Place, Suite 700, 621 Northwest 53rd Street, Boca Raton, Florida.

GEO, Cornell and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding GEO’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended January 3, 2010, which was filed with the SEC on February 22, 2010, and its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 24, 2010, and information regarding Cornell’s directors and executive officers is available in Cornell’s Annual Report on Form 10-K, for the year ended December 31, 2009, which was filed with the SEC on February 26, 2010 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 28, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of GEO and Cornell with the SEC, in press releases and in oral and written statements made by or with the approval of GEO or Cornell, as applicable, that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “continue,” “remain,” “should,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. GEO and Cornell caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the proposed merger between GEO and Cornell, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger;

(ii) statements of plans, objectives and expectations of GEO and Cornell or their managements or Boards of Directors, including the expected timing of completion of the transaction; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the failure of Cornell’s stockholders to approve the merger; (ii) the failure of GEO’s shareholders to approve the issuance of shares of GEO common stock in connection with the merger; (iii) the risk that GEO and Cornell may be unable to obtain any governmental and regulatory approvals required for the merger, or that any required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iv) the risk that a condition to closing of the merger may not be satisfied; (v) the time required to consummate the proposed merger; (vi) the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (vii) the risk that the expected increased revenues, EBITDA, net income, and free cash flow may not be fully realized or may take longer to realize than expected; (viii) revenues following the merger may be lower than expected; (ix) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (x) material differences in the actual financial results of the merger compared with expectations, including the full realization of anticipated cost savings and revenue enhancements and the impact of the merger on GEO’s future earnings per share; (xi) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; (xii) the focus of management on merger-related issues; (xiii) local, regional, national and international economic conditions and the impact they may have on GEO and Cornell and their customers and GEO’s and Cornell’s assessment of that impact; (xiv) GEO’s common stock price volatility; (xv) legislation affecting the correctional industry as a whole, and/or GEO and Cornell and their subsidiaries individually or collectively; (xvi) containing costs and expenses; (xvii) governmental and public policy changes; (xviii) the outcome of any pending and future litigation and governmental proceedings; and (xix) continued availability of financing. Additional factors that could cause GEO’s or Cornell’s results to differ materially from those described in the forward-looking statements can be found in GEO’s and Cornell’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to GEO or Cornell or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Each forward-looking statement speaks only as of the date of the particular statement and neither GEO nor Cornell undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.